Exhibit 23.2




                                Office of the              Bureau du
                                Auditor General            verificateur general




                                 New Brunswick
                                    Nouveau






                           CONSENT OF AUDITOR GENERAL


I hereby consent to the inclusion of the report of the Auditor General on the financial statements of the Consolidated Fund of the Province of New Brunswick for the fiscal year ended March 31, 2001 as Exhibit (e) to the Annual Report on Form 18-K of the Province of New Brunswick for the fiscal year ended March 31, 2001, and to the incorporation by reference of such report in the Registration Statement of the Province of New Brunswick with which this consent is filed.




Fredericton, New Brunswick                              /s/ Daryl C. Wilson
July 5, 2002                                            Daryl C. Wilson, FCA
                                                        Auditor General









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